UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 28, 2013
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston, MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Share Repurchase Program
On May 28, 2013, LPL Financial Holdings Inc. (the “Company”) announced that its board of directors (the “Board of Directors”) had authorized the Company to repurchase up to an additional $200 million of the Company's issued and outstanding shares of common stock. This authorization is in addition to the approximately $82 million remaining as of May 28, 2013 under the Company's existing share repurchase program. Future share repurchases may be made through open market or privately negotiated transactions, with the timing of purchases and the amount of shares purchased generally determined at the discretion of the Company's management.
Distribution of Shares by Sponsors
The Company has been advised that Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P. and Hellman & Friedman Capital Associates V, L.P. (collectively, the “H&F Funds”) and TPG Partners IV, L.P. (“TPG” and, collectively with the H&F Funds, the “Sponsors”) intend to distribute on May 29, 2013 an aggregate of 12.5 million shares of the Company's common stock to their respective limited partners (the “Distribution”). Immediately following the Distribution, the H&F Funds will continue to hold an aggregate of 12.6 million shares of the Company's common stock, and TPG will continue to hold an aggregate of 20.7 million shares of the Company's common stock. In aggregate, the Sponsors will continue to hold immediately following the Distribution approximately 31 percent of the Company's outstanding shares.
Classification of Board of Directors
The Company's Amended and Restated Certificate of Incorporation provides that immediately following the first date on which the Sponsors and their respective successors and affiliates cease collectively to beneficially own, directly or indirectly, 40 percent or more of the outstanding shares of the Company's common stock, the Board of Directors will be classified into three classes. Each class is required to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors, and the allocation of directors among the three classes is determined by the Board of Directors.
The terms of the three classes will be staggered so that only one class is elected each year. The class 1, class 2 and class 3 directors will serve until the annual meeting of stockholders to be held in 2014, 2015 and 2016, respectively. At each annual meeting of stockholders, directors will be elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring.
Following the Distribution, the Sponsors will cease collectively to beneficially own 40 percent or more of the outstanding shares of the Company's common stock, at which time the Board of Directors will be classified into the following three classes:

Class 1	Class 2	Class 3
Mark S. Casady	Richard W. Boyce	James S. Riepe
Jeffrey A. Goldstein	John J. Brennan	Richard P. Schifter
Anne M. Mulcahy	James S. Putnam	Jeffrey E. Stiefler
Allen R. Thorpe
Forward-Looking Statements
Statements in this Current Report, including certain statements regarding future share repurchases and the Distribution, as well as any other statements that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's expectations as of May 28, 2013. For example, the forward-looking statements regarding future share repurchases are based on the expectation, among others, that the Company will generate sufficient cash flow to warrant future share repurchases. Forward-looking statements are not guarantees and should not be regarded as a representation by the Company. Important factors that may cause such differences include: the Company's future liquidity and working capital requirements; alternative short- and long-term uses of capital; the price and availability of shares of the Company's common stock; trading volumes; corporate and regulatory considerations, including the Company's right to discontinue repurchases at any time; general market and economic conditions and such other factors as the Company may deem relevant, including those set forth in the Company's Annual Report on Form 10-K for the period ended December 31, 2012. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future developments or otherwise, even if the Company's expectations change, and you should not rely on those statements as representing the Company's view as of any date subsequent to May 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Dan H. Arnold
Dan H. Arnold
Chief Financial Officer

Dated: May 28, 2013